Exhibit 14(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in these Combined Proxy Statement/Prospectus and Statement of Additional Information constituting parts of these Registration Statements on Form N-14 (“Registration Statements”) of our reports dated October 27, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Reports to Shareholders of the Goldman Sachs Trust: Goldman Sachs Structured U.S. Equity Fund (formerly known as Goldman Sachs CORE U.S. Equity Fund), Structured Large Cap Growth Fund (formerly known as Goldman Sachs CORE Large Cap Growth Fund), Structured Large Cap Value Fund (formerly known as Goldman Sachs CORE Large Cap Value Fund), Structured International Equity Fund (formerly known as Goldman Sachs CORE International Fund), Goldman Sachs Mid Cap Value Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Capital Growth Fund and Goldman Sachs Growth Opportunities Fund, which are also incorporated by reference into these Registration Statements. We also consent to the references to us under the headings “Other Service Providers,” “Financial Highlights” and “Experts” in such Registration Statements. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information included in Form N-1A dated December 29, 2006, which have been incorporated by reference into these Registration Statements.
/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 20, 2007